NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
July 27, 2012	CONTACT:	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2012 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and six months ended June 30, 2012, of $4.08 million and $10.08 million, respectively. Net income available to common shareholders totaled $3.80 million, or $0.20 per diluted common share, for the quarter ended June 30, 2012. Net income available to common shareholders totaled $9.51 million, or $0.52 per diluted common share, for the six months ended June 30, 2012. Net income for the quarter and six months ended June 30, 2012, was impacted by $3.42 million and $3.58 million, respectively, in merger related expenses. Excluding these and other nonrecurring charges, core earnings for the quarter and six months ended June 30, 2012, totaled $6.21 million and $12.28 million, respectively.

On July 25, 2012, the Company announced that the board of directors declared a quarterly cash dividend to common shareholders of eleven cents ($0.11) per common share. The quarterly dividend is payable to common shareholders of record on August 10, 2012, and is expected to be paid on or about August 24, 2012. The current year marks the 27th consecutive year of cash dividends to shareholders.

Second Quarter 2012 Highlights –

•	The Company completed the acquisition of Peoples Bank of Virginia (“Peoples”) on May 31, 2012, and acquired Waccamaw Bank (“Waccamaw”) on June 8, 2012, in a Federal Deposit Insurance Corporation (“FDIC”) assisted transaction. The Peoples and Waccamaw acquisitions added approximately $276.45 million and $500.43 million in total assets. Total assets increased $645.53 million, or 29.82%, compared with the fourth quarter of 2011.
•	Core earnings were $6.21 million, an increase of $2.50 million, or 67.25%, compared with the second quarter of 2011.
•	Core return on average assets was 1.06% and core return on average tangible common equity was 11.75% for the second quarter of 2012.
•	The tax equivalent net interest margin increased 10 basis points to 3.93% for the second quarter of 2012 compared with the second quarter of 2011.
•	The provision for loan losses was reduced $1.46 million, or 47.39%, compared with the second quarter of 2011.
•	Net charge-offs decreased $1.83 million, or 59.43%, compared with the second quarter of 2011.
•	The efficiency ratio for the second quarter of 2012 showed significant improvement at 57.58% compared to 60.07% for the second quarter of 2011.

Net Interest Income

Net interest income increased $1.73 million, or 9.74%, to $19.48 million for the second quarter of 2012 compared with the second quarter of 2011. The tax equivalent net interest margin increased 10 basis points to 3.93% for the second quarter of 2012 compared with 3.83% for the second quarter of 2011. Total interest income increased $847 thousand, or 3.63%, to $24.18 million for the second quarter of 2012 compared with the second quarter of 2011. The increase reflects the acquisitions of Peoples and Waccamaw during the second quarter of 2012. The tax equivalent yield on loans decreased to 5.56% while the average loan balance increased $138.46 million, or 10.08%, to $1.51 billion for the second quarter of 2012 compared with the second quarter of 2011.

Total interest expense decreased $883 thousand, or 15.82%, to $4.70 million for the second quarter of 2012 compared with the second quarter of 2011. Deposit costs decreased $913 thousand, or 27.89%, to $2.36 million for the second quarter of 2012 compared with the second quarter of 2011, which was primarily due to a 29 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs increased $30 thousand, or 1.30%, to $2.34 million for the second quarter of 2012 compared with the second quarter of 2011. The average rate paid on interest-bearing liabilities decreased 24 basis points to 1.09% for the second quarter of 2012 compared with the second quarter of 2011. The average balance of interest-bearing liabilities increased $56.87 million, or 3.38%, to $1.74 billion for the second quarter of 2012 compared with the second quarter of 2011, which included a $51.26 million increase in average interest-bearing deposits and an $8.51 million increase in average Federal Home Loan Bank advances and other borrowings, primarily as a result of the Peoples and Waccamaw acquisitions during the second quarter of 2012.

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Provision for Loan Losses

The provision for loan losses decreased $1.46 million, or 47.39%, to $1.62 million for the second quarter of 2012 and $2.15 million, or 45.81%, to $2.54 million for the first half of 2012, compared with the same periods of the prior year. The second quarter of 2012 marks the seventh consecutive quarter of provision decreases when compared to the prior year’s comparable quarter.

Noninterest Income

Noninterest income decreased $3.02 million, or 26.58%, to $8.34 million for the second quarter of 2012 compared with the second quarter of 2011, which was largely due to a reduction in the realized net gain on sale of securities. The Company realized a $9 thousand net loss on sale of securities for the second quarter of 2012, which was $3.23 million less than the net gain reported for the second quarter of 2011. Wealth management revenues remained stable, increasing $10 thousand, or 1.08%, for the second quarter of 2012 compared with the second quarter of 2011. The Trust and Wealth Management Divisions reported $883 million in assets under management as of June 30, 2012. Service charges on deposit accounts remained stable, decreasing $24 thousand for the second quarter of 2012 compared with the second quarter of 2011. Insurance commissions decreased $225 thousand, or 14.41%, to $1.34 million for the second quarter of 2012 compared with the same quarter of 2011, which is reflective of agency offices sold as part of strategic realignment during the third quarter of 2011.

Noninterest Expense

Noninterest expense increased $2.39 million, or 13.50%, to $20.13 million for the second quarter of 2012 compared with the second quarter of 2011, due largely to merger related costs associated with the Peoples and Waccamaw acquisitions. Salaries and employee benefits increased $207 thousand, or 2.38%, to $8.89 million for the second quarter of 2012 compared with the second quarter of 2011. The Peoples and Waccamaw acquisitions accounted for an increase in salaries and employee benefits of $100 thousand and $392 thousand, respectively, during the second quarter of 2012. Occupancy, furniture, and equipment expense increased $152 thousand, or 6.14%, to $2.63 million for the second quarter of 2012 compared with the second quarter of 2011. FDIC premiums and assessments decreased $124 thousand, or 29.95%, to $290 thousand for the second quarter of 2012 compared with the second quarter of 2011. Other operating expense decreased $1.19 million, or 20.13%, to $4.71 million for the second quarter of 2012 compared with the second quarter of 2011. During the second quarter of 2012, the Company incurred merger related expenses of $3.42 million in connection with the acquisition of Peoples and Waccamaw. Other operating expense included losses on sales and expenses associated with other real estate owned of $270 thousand for the second quarter of 2012 compared to $1.74 million for the second quarter of 2011. The efficiency ratio for the second quarter of 2012 showed significant improvement at 57.58% compared to 60.07% for the second quarter of 2011.

Allowance for Loan Losses and Credit Quality on Non-covered Loans

Non-covered loans and other real estate owned are those assets not covered by the loss share agreement between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses on non-covered loans decreased to $26.17 million at June 30, 2012, compared with $26.21 million at December 31, 2011, and $26.48 million at June 30, 2011. The allowance for loan losses on non-covered loans as a percentage of non-covered loans decreased to 1.66% at June 30, 2012, compared with 1.88% at December 31, 2011, and 1.93% at June 30, 2011. For the second quarter of 2012, net charge-offs decreased $1.83 million, or 59.43%, compared with the second quarter of 2011. Annualized net charge-offs as a percentage of average loans were 0.38% for the second quarter of 2012, which represents a decrease of 51 basis points compared with the second quarter of 2011 continuing a general downward trend in net charge-off activity.

Non-covered delinquent loans, comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans measured 2.64% at June 30, 2012, compared to 2.12% for the same period of the prior year. Non-covered nonaccrual loans increased to $31.27 million at June 30, 2012, compared with $24.49 million at December 31, 2011, and $22.04 million at June 30, 2011. The increases in non-covered delinquent and nonaccrual loans are due primarily to the Peoples acquisition. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 2.02% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.43%. Nonperforming assets included $469 thousand in unseasoned, accruing troubled debt restructurings and $10.26 million in other real estate owned, of which $5.33 million was covered by the loss share agreement, at June 30, 2012.

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Balance Sheet and Capital

Consolidated assets totaled $2.81 billion as of June 30, 2012, an increase of $645.53 million, or 29.82%, compared with $2.16 billion at December 31, 2011. Consolidated liabilities totaled $2.47 billion as of June 30, 2012, an increase of $609.55 million, or 32.79%, compared with $1.86 billion at December 31, 2011. Total stockholders’ equity increased to $341.71 million as of June 30, 2012, compared with $305.73 million at December 31, 2011. Book value per as-converted common share increased to $16.03 for the quarter ended June 30, 2012, compared with $15.96 for the quarter ended December 31, 2011. Tangible book value per common share decreased $0.35, or 3.07%, to $11.05 compared with the fourth quarter of 2011. During the second quarter of 2012, the Company paid an $0.11 per share cash dividend on common shares, which is a 10% increase over the $0.10 per share cash dividend paid during the first quarter of 2012.

The Company significantly exceeds regulatory “well capitalized” targets as of June 30, 2012, with a total risk-based capital ratio of 14.95%, Tier 1 risk-based capital ratio of 13.70%, and a Tier 1 leverage ratio of 11.12%.

Business Combinations

On June 8, 2012, the Company entered into a purchase and assumption agreement with a loss share arrangement with the FDIC to purchase certain assets and assume substantially all of the customer deposits and certain liabilities of Waccamaw. Waccamaw, a full service community bank headquartered in Whiteville, North Carolina, operated sixteen branches throughout North and South Carolina. At acquisition, Waccamaw had total assets of approximately $500.43 million, loans of approximately $318.32 million, and deposits of approximately $414.13 million. Under the loss share agreements, the FDIC has agreed to cover 80% of most loan and foreclosed real estate losses. All assets acquired and liabilities assumed are recorded at estimated fair value on the date of acquisition. As a result of the acquisition and the preliminary purchase price allocation, approximately $10.12 million was recorded as goodwill, which represents the excess fair market value of the net assets acquired and indentified intangibles over the purchase price. The Company and the FDIC are engaged in ongoing discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Company.

On May 31, 2012, the Company completed the acquisition of Peoples, based in Richmond, Virginia. Peoples, a full service community bank headquartered in Richmond, Virginia, operated four branches throughout the Richmond, Virginia, area. At acquisition, Peoples had total assets of approximately $276.45 million, loans of approximately $184.84 million, and deposits of approximately $232.75 million. Under the terms of the merger agreement, shares of Peoples were exchanged for $6.08 in cash and 1.07 shares of the Company’s common stock, resulting in a purchase price of approximately $40.53 million. As a result of the acquisition and the preliminary purchase price allocation, approximately $8.90 million was recorded as goodwill, which represents the excess fair market value of the net assets acquired and indentified intangibles over the purchase price.

The fair value estimates used in each of the Waccamaw and Peoples acquisitions are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values may become available. The fair value marks applied to both Waccamaw and Peoples’ loan portfolios currently consist of expected credit losses only. The Company is currently in the process of finalizing a fair value mark related to interest rates.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding our operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

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Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

Investor Relations

The Company will host an investor and media teleconference and webcast on Friday, July 27, 2012, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s second quarter 2012 earnings press release and financial summary will be made available upon request via fax, email, or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.81 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-four banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $883 million as of June 30, 2012. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates six insurance offices throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except share and per share data)	2012	2011	2012	2011
Interest income
Interest and fees on loans held for investment	$20,853	$20,094	$40,221	$40,549
Interest on securities — taxable	2,001	1,850	4,080	4,383
Interest on securities — nontaxable	1,256	1,291	2,452	2,824
Interest on deposits in banks	72	100	111	169
Total interest income	24,182	23,335	46,864	47,925
Interest expense
Interest on deposits	2,360	3,273	4,765	7,153
Interest on short-term borrowings	589	621	1,184	1,261
Interest on long-term borrowings	1,749	1,687	3,454	3,482
Total interest expense	4,698	5,581	9,403	11,896
Net interest income	19,484	17,754	37,461	36,029
Provision for loan losses	1,620	3,079	2,542	4,691
Net interest income after provision for loan losses	17,864	14,675	34,919	31,338
Noninterest income
Wealth management income	940	930	1,834	1,824
Service charges on deposit accounts	3,329	3,353	6,342	6,384
Other service charges and fees	1,564	1,461	3,149	2,867
Insurance commissions	1,336	1,561	2,912	3,504
Net impairment losses recognized in earnings	-	-	-	(527)
Net (loss) gain on sale of securities	(9)	3,224	42	5,060
Other operating income	1,183	834	2,055	1,750
Total noninterest income	8,343	11,363	16,334	20,862
Noninterest expense
Salaries and employee benefits	8,892	8,685	17,114	17,814
Occupancy expense of bank premises	1,654	1,568	3,180	3,215
Furniture and equipment	975	909	1,786	1,824
Amortization of intangible assets	189	261	422	520
FDIC premiums and assessments	290	414	612	1,292
FHLB debt prepayment fees	-	-	-	471
Merger related expense	3,419	-	3,582	-
Other operating expense	4,713	5,901	9,629	10,665
Total noninterest expense	20,132	17,738	36,325	35,801
Income before income taxes	6,075	8,300	14,928	16,399
Income tax expense	1,997	2,572	4,849	4,920
Net income	4,078	5,728	10,079	11,479
Dividends on preferred stock	283	131	566	131
Net income available to common shareholders	$3,795	$5,597	$9,513	$11,348

Basic earnings per common share	$0.20	$0.31	$0.52	$0.63
Diluted earnings per common share	$0.20	$0.31	$0.52	$0.63
Cash dividends per common share	$0.11	$0.10	$0.21	$0.20

Weighted average basic shares outstanding	18,561,714	17,895,904	18,205,545	17,882,006
Weighted average diluted shares outstanding	19,909,242	18,534,489	19,549,582	18,200,184

Return on average assets	0.65%	1.02%	0.84%	1.03%
Return on average common equity	5.00%	7.91%	6.41%	8.18%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands, except share and per share data)	2012	2012	2011	2011	2011
Interest Income
Interest and fees on loans held for investment	$20,853	$19,368	$19,947	$20,084	$20,094
Interest on securities — taxable	2,001	2,079	2,023	1,711	1,850
Interest on securities — nontaxable	1,256	1,196	1,190	1,180	1,291
Interest on deposits in banks	72	39	41	75	100
Total interest income	24,182	22,682	23,201	23,050	23,335
Interest Expense
Interest on deposits	2,360	2,405	2,637	2,998	3,273
Interest on short-term borrowings	589	595	592	611	621
Interest on long-term borrowings	1,749	1,705	1,706	1,707	1,687
Total interest expense	4,698	4,705	4,935	5,316	5,581
Net interest income	19,484	17,977	18,266	17,734	17,754
Provision for loan losses	1,620	922	2,436	1,920	3,079
Net interest income after provision for loan losses	17,864	17,055	15,830	15,814	14,675
Noninterest Income
Wealth management income	940	894	818	868	930
Service charges on deposit accounts	3,329	3,013	3,450	3,404	3,353
Other service charges and fees	1,564	1,585	1,429	1,426	1,461
Insurance commissions	1,336	1,576	1,170	1,523	1,561
Net impairment losses recognized in earnings	-	-	(1,548)	(210)	-
Net (loss) gain on sale of securities	(9)	51	26	178	3,224
Other operating income	1,183	872	1,261	877	834
Total noninterest income	8,343	7,991	6,606	8,066	11,363
Noninterest Expense
Salaries and employee benefits	8,892	8,222	7,903	8,409	8,685
Occupancy expense of bank premises	1,654	1,526	1,589	1,476	1,568
Furniture and equipment	975	811	804	862	909
Amortization of intangible assets	189	233	250	250	261
FDIC premiums and assessments	290	322	344	348	414
Merger related expense	3,419	163	-	-	-
Goodwill impairment	-	-	1,239	-	-
Other operating expense	4,713	4,916	4,925	4,715	5,901
Total noninterest expense	20,132	16,193	17,054	16,060	17,738
Income before income taxes	6,075	8,853	5,382	7,820	8,300
Income tax expense	1,997	2,852	2,151	2,502	2,572
Net income	4,078	6,001	3,231	5,318	5,728
Dividends on preferred stock	283	283	286	286	131
Net income available to common shareholders	$3,795	$5,718	$2,945	$5,032	$5,597

Basic earnings per common share	$0.20	$0.32	$0.16	$0.28	$0.31
Diluted earnings per common share	$0.20	$0.31	$0.17	$0.28	$0.31
Cash dividends per common share	$0.11	$0.10	$0.10	$0.10	$0.10

Weighted average basic shares outstanding	18,561,714	17,849,376	17,849,286	17,896,534	17,895,904
Weighted average diluted shares outstanding	19,909,242	19,189,923	19,159,090	19,205,634	18,534,489

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except per share data)	2012	2011	2012	2011

Net income, GAAP	$4,078	$5,728	$10,079	$11,479
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	-	-	527
Net loss (gain) on sale of securities	9	(3,224)	(42)	(5,060)
FHLB debt prepayment fees	-	-	-	471
Merger related expense	3,419	-	3,582	-
Total adjustments to core earnings	3,428	(3,224)	3,540	(4,062)
Tax effect	1,296	(1,209)	1,338	(1,523)
Core earnings, non-GAAP	$6,210	$3,713	$12,281	$8,940

Core return on average assets	1.06%	0.68%	1.09%	0.82%
Core return on average common equity	8.19%	5.25%	8.28%	6.45%
Core return on average tangible common equity	11.75%	7.70%	11.84%	9.53%
Core diluted earnings per common share	$0.31	$0.20	$0.63	$0.49

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands)	2012	2011	2012	2011

Noninterest expense, GAAP	$20,132	$17,738	$36,325	$35,801
Non-GAAP adjustments:
FHLB debt prepayment fees	-	-	-	(471)
Merger related expenses	(3,419)	-	(3,582)	-
OREO expense and net loss	(270)	(1,743)	(1,091)	(1,999)
Adjusted noninterest expense	16,443	15,995	31,652	33,331

Net interest income, GAAP	19,484	17,754	37,461	36,029
Noninterest income, GAAP	8,343	11,363	16,334	20,862
Non-GAAP adjustments:
Tax equivalency adjustment	722	736	1,405	1,602
Net impairment losses recognized in earnings	-	-	-	527
Net loss (gain) on sale of securities	9	(3,224)	(42)	(5,060)
Adjusted net interest and noninterest income	28,558	26,629	55,158	53,960

Efficiency Ratio	57.58%	60.07%	57.38%	61.77%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2012	2012	2011	2011	2011

Cash and due from banks	$54,494	$36,555	$34,578	$38,776	$31,451
Federal funds sold	64,815	61,328	1,909	103,179	162,629
Interest-bearing deposits in banks	36,856	11,729	10,807	6,365	36,539
Total cash and cash equivalents	156,165	109,612	47,294	148,320	230,619
Securities available-for-sale	523,700	478,352	482,430	449,387	349,976
Securities held-to-maturity	4,202	2,874	3,490	3,342	4,106
Loans held for sale	1,179	3,522	5,820	3,575	920
Loans held for investment, net of unearned income:
Covered under loss share agreements	232,946	-	-	-	-
Not covered under loss share agreements	1,574,427	1,386,525	1,396,067	1,374,656	1,373,944
Less allowance for loan losses	26,171	25,800	26,205	26,407	26,482
Loans, net	1,782,381	1,364,247	1,375,682	1,351,824	1,348,382
Property, plant, and equipment, net	60,829	54,616	54,721	54,860	55,808
Other real estate owned:
Covered under loss share agreements	5,325	-	-	-	-
Not covered under loss share agreements	4,938	3,829	5,914	5,942	5,585
Interest receivable	8,396	5,886	6,193	6,264	6,202
Goodwill	102,234	83,056	83,056	83,832	85,132
Intangible assets	3,903	4,093	4,326	4,576	5,205
Other assets	158,248	96,704	101,683	111,745	115,385
Total assets	$2,810,321	$2,203,269	$2,164,789	$2,220,092	$2,206,400

Deposits:
Noninterest-bearing	$340,895	$253,352	$240,268	$233,683	$219,488
Interest-bearing	335,686	307,136	275,156	295,804	271,622
Savings	494,516	397,850	394,707	396,767	405,409
Time	934,110	621,412	633,336	664,237	683,157
Total deposits	2,105,207	1,579,750	1,543,467	1,590,491	1,579,676
Interest, taxes, and other liabilities	22,465	23,203	20,452	20,030	20,563
Securities sold under agreements to repurchase	148,367	124,266	129,208	139,510	137,778
FHLB advances	176,000	150,000	150,000	150,000	150,000
Other borrowings	16,571	15,925	15,933	15,941	16,179
Total liabilities	2,468,610	1,893,144	1,859,060	1,915,972	1,904,196

Preferred stock	18,921	18,921	18,921	18,921	18,921
Common stock	20,240	18,083	18,083	18,083	18,083
Additional paid-in capital	212,510	188,149	188,118	188,243	188,278
Retained earnings	99,418	97,588	93,656	92,498	89,257
Treasury stock, at cost	(5,672)	(5,721)	(5,721)	(5,651)	(5,137)
Accumulated other comprehensive loss	(3,706)	(6,895)	(7,328)	(7,974)	(7,198)
Total stockholders' equity	341,711	310,125	305,729	304,120	302,204
Total liabilities and stockholders' equity	$2,810,321	$2,203,269	$2,164,789	$2,220,092	$2,206,400

Shares outstanding at period end	20,008,181	17,849,376	17,849,376	17,869,514	17,917,824
Book value per common share at period end (1)	$16.03	$16.19	$15.96	$15.86	$16.87
Tangible book value per common share at period end (2)	$11.05	$11.64	$11.40	$11.25	$11.82

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

8

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2012	2012	2011	2011	2011
Allowance for Loan Losses on Non-covered Loans
Beginning balance	$25,800	$26,205	$26,407	$26,482	$26,482
Provision for loan losses	1,620	922	2,436	1,920	3,079
Charge-offs	(1,613)	(1,562)	(2,915)	(3,062)	(3,456)
Recoveries	364	235	277	1,067	377
Net charge-offs	(1,249)	(1,327)	(2,638)	(1,995)	(3,079)
Ending balance	$26,171	$25,800	$26,205	$26,407	$26,482

Summary of Asset Quality
Non-covered portfolio
Nonaccrual loans	$31,274	$24,617	$24,487	$22,877	$22,037
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs") (1)	469	2,668	600	964	878
Total non-covered nonperforming loans	31,743	27,285	25,087	23,841	22,915
Other real estate owned ("OREO") not covered under FDIC loss share agreements	4,938	3,829	5,914	5,942	5,585
Total non-covered nonperforming assets	$36,681	$31,114	$31,001	$29,783	$28,500
Covered portfolio
Nonaccrual loans	$28,890	$-	$-	$-	$-
Accruing loans past due 90 days or more	-	-	-	-	-
Total covered nonperforming loans	28,890	-	-	-	-
OREO covered under FDIC loss share agreements	5,325	-	-	-	-
Total covered nonperforming assets	34,215	-	-	-	-
Total nonperforming assets	$70,896	$31,114	$31,001	$29,783	$28,500

Performing TDRs (2)	$6,995	$7,052	$8,854	$11,234	$16,233
Total TDRs (3)	$7,464	$9,720	$9,454	$12,198	$17,111

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	2.02%	1.97%	1.80%	1.73%	1.67%
Nonperforming assets to total assets	1.43%	1.41%	1.43%	1.34%	1.29%
Allowance for loan losses to nonperforming loans (4)	82.45%	94.56%	104.46%	110.76%	115.57%
Allowance for loan losses to non-covered total loans	1.66%	1.86%	1.88%	1.92%	1.93%
Annualized net charge-offs to average loans	0.38%	0.38%	0.76%	0.58%	0.90%
Including covered assets
Nonperforming loans to total loans	3.35%	1.97%	1.80%	1.73%	1.67%
Nonperforming assets to total assets	2.52%	1.41%	1.43%	1.34%	1.29%
Allowance for loan losses to nonperforming loans	43.16%	94.56%	104.46%	110.76%	115.57%
Allowance for loan losses to total loans	1.45%	1.86%	1.88%	1.92%	1.93%

(1)	Accruing TDRs restructured within the past six months
(2)	Accruing TDRs with six months or more of satisfactory payment performace
(3)	Accruing nonperforming and performing TDRs
(4)	In accordance with GAAP, the Company recorded no allowance for the Peoples' loan portfolio because the fair value of the acquired loans incorporates assumptions regarding credit risk. The Company recorded a downward fair value adjustment of approximately $17.43 million on the loans acquired from Peoples in the second quarter of 2012.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Selected Ratios
Return on average assets	0.65%	1.06%	0.54%	0.91%	1.02%
Return on average common equity	5.00%	7.88%	4.06%	6.94%	7.91%
Net interest margin	3.93%	3.91%	3.93%	3.77%	3.83%
Efficiency ratio for the quarter	57.58%	57.18%	56.73%	57.97%	60.07%
Efficiency ratio year-to-date	57.38%	57.18%	59.56%	60.52%	61.77%
Total equity to total assets	12.16%	14.08%	14.12%	13.70%	13.70%
Average earning assets to average assets	87.68%	88.24%	88.27%	88.39%	88.11%
Average loans to average deposits	88.57%	89.85%	89.45%	87.15%	85.57%

(Amounts in thousands)
Average Balances
Loans	$1,512,451	$1,394,246	$1,392,650	$1,379,144	$1,373,988
Investment securities	490,219	481,595	479,638	417,291	386,706
Earning assets	2,069,799	1,918,366	1,913,768	1,936,720	1,935,470
Total assets	2,360,567	2,174,004	2,168,166	2,191,145	2,196,691
Total deposits	1,707,613	1,551,728	1,556,990	1,582,481	1,605,694
Interest-bearing deposits	1,437,548	1,312,865	1,320,186	1,357,938	1,386,292
Borrowings	303,474	290,015	295,303	300,751	297,857
Interest-bearing liabilities	1,741,022	1,602,880	1,615,489	1,658,689	1,684,149
Stockholders' equity	323,994	310,795	306,779	306,524	291,474
Tax equivalent net interest income	20,206	18,660	18,947	18,410	18,490

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended June 30,
	2012			2011
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,512,451	$20,897	5.56%	$1,373,988	$20,134	5.88%
Securities available-for-sale	486,742	3,872	3.20%	382,385	3,747	3.93%
Securities held-to-maturity	3,477	63	7.29%	4,321	90	8.35%
Interest-bearing deposits	67,129	72	0.43%	174,776	100	0.23%
Total earning assets	2,069,799	24,904	4.84%	1,935,470	24,071	4.99%
Other assets	290,768			261,221
Total assets	$2,360,567			$2,196,691

Liabilities
Interest-bearing deposits
Demand deposits	$296,647	$43	0.06%	$279,912	$113	0.16%
Savings deposits	421,331	119	0.11%	414,439	241	0.23%
Time deposits	719,570	2,198	1.23%	691,941	2,919	1.69%
Total interest-bearing deposits	1,437,548	2,360	0.66%	1,386,292	3,273	0.95%
Borrowings
Retail repurchase agreements	74,651	110	0.59%	81,736	141	0.69%
Wholesale repurchase agreements	54,194	469	3.48%	50,000	468	3.75%
FHLB advances and other borrowings	174,629	1,759	4.05%	166,121	1,699	4.10%
Total borrowings	303,474	2,338	3.10%	297,857	2,308	3.11%
Total interest-bearing liabilities	1,741,022	4,698	1.09%	1,684,149	5,581	1.33%
Noninterest-bearing demand deposits	270,065			219,402
Other liabilities	25,486			1,666
Total liabilities	2,036,573			1,905,217
Stockholders' equity	323,994			291,474
Total liabilities and stockholders' equity	$2,360,567			$2,196,691
Net interest income, tax equivalent		$20,206			$18,490
Net interest rate spread (3)			3.75%			3.66%
Net interest margin (4)			3.93%			3.83%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Six Months Ended June 30,
	2012			2011
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,453,348	$40,304	5.58%	$1,378,233	$40,629	5.94%
Securities available-for-sale	482,550	7,729	3.22%	424,104	8,544	4.06%
Securities held-to-maturity	3,357	125	7.49%	4,432	185	8.42%
Interest-bearing deposits	54,827	111	0.41%	141,662	169	0.24%
Total earning assets	1,994,082	48,269	4.87%	1,948,431	49,527	5.13%
Other assets	273,203			263,457
Total assets	$2,267,285			$2,211,888

Liabilities
Interest-bearing deposits
Demand deposits	$289,767	$74	0.05%	$275,781	$324	0.24%
Savings deposits	408,459	229	0.11%	421,046	598	0.29%
Time deposits	676,980	4,462	1.33%	705,632	6,231	1.78%
Total interest-bearing deposits	1,375,206	4,765	0.70%	1,402,459	7,153	1.03%
Borrowings
Federal funds purchased	985	2	0.41%	-	-	0.00%
Retail repurchase agreements	73,411	224	0.61%	85,191	314	0.74%
Wholesale repurchase agreements	52,097	938	3.62%	50,000	935	3.77%
FHLB advances and other borrowings	170,252	3,474	4.10%	172,117	3,494	4.09%
Total borrowings	296,745	4,638	3.14%	307,308	4,743	3.11%
Total interest-bearing liabilities	1,671,951	9,403	1.13%	1,709,767	11,896	1.40%
Noninterest-bearing demand deposits	254,464			215,669
Other liabilities	23,476			2,995
Total liabilities	1,949,891			1,928,431
Stockholders' equity	317,394			283,457
Total liabilities and stockholders' equity	$2,267,285			$2,211,888
Net interest income, tax equivalent		$38,866			$37,631
Net interest rate spread (3)			3.74%			3.73%
Net interest margin (4)			3.92%			3.89%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12